EXHIBIT 25

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

                          ----------------------------

                       THE FIRST NATIONAL BANK OF CHICAGO
              (Exact name of trustee as specified in its charter)

    A National Banking Association                       36-0899825
                                                         (I.R.S. employer
                                                         identification number)

    One First National Plaza, Chicago, Illinois          60670-0126
    (Address of principal executive offices)             (Zip Code)

                       The First National Bank of Chicago
                      One First National Plaza, Suite 0286
                          Chicago, Illinois 60670-0286
             Attn: Lynn A. Goldstein, Law Department (312) 732-6919
           (Name, address and telephone number of agent for service)

                         -----------------------------

                                FDX Corporation
              (Exact name of obligor as specified in its charter)

    Delaware                                             62-1721435
    (State or other jurisdiction of                      (I.R.S. employer
     incorporation or organization)                      identification number)


    6075 Poplar Avenue
    Memphis, Tennessee                                   38119
    (Address of principal executive offices)             (Zip Code)

                                Debt Securities
                        (Title of Indenture Securities)

Item 1. General Information. Furnish the following information as to the trustee:

         (a)     Name and address of each examining or
         supervising authority to which it is subject.

         Comptroller of Currency, Washington, D.C., Federal Deposit Insurance Corporation, Washington, D.C., The Board of
         Governors of the Federal Reserve System, Washington D.C.

         (b)     Whether it is authorized to exercise
         corporate trust powers.

         The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations With the Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

         No such affiliation exists with the trustee.


Item 16. List of exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

         1. A copy of the articles of association of the trustee now in effect.*

         2. A copy of the certificates of authority of the trustee to commence business.*

         3. A copy of the authorization of the trustee to exercise corporate trust powers.*

         4.  A copy of the existing by-laws of the trustee.*

         5.  Not Applicable.

         6. The consent of the trustee required by Section 321(b) of the Act.

         7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

         8.  Not Applicable.

         9.  Not Applicable.


         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and the State of Illinois, on this 17th day of March, 1999.


                      The First National Bank of Chicago,
                      Trustee

                      By  /s/ John R. Prendiville
                          John R. Prendiville
                          Vice President




* Exhibits 1, 2, 3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 25 to the Registration Statement on Form S-3 of US WEST Capital Funding, Inc. filed with the Securities and Exchange Commission on May 6, 1998 (Registration No. 333-51907-01).

                                   EXHIBIT 6


                      THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT



                                                                 March 17, 1999


Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

          In connection with the qualification of an indenture between FDX Corporation and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                  Very truly yours,

                                  The First National Bank of Chicago

                                  By  /s/ John R. Prendiville
                                      John R. Prendiville
                                      Vice President

                                   EXHIBIT 7

Legal Title
  of Bank:   The First National  Call Date: 12/31/98  ST-BK:  17-1630 FFIEC 031
               Bank of Chicago                                       Page RC-1
Address:     One First National
               Plaza, Ste 0460
City, State
  Zip:       Chicago, IL  60670

FDIC Certificate No.:  0/3/6/1/8

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for December 31, 1998

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                                                      Dollar Amounts in thousands         C400
                                                                                      RCFD           BIL MIL THOU         ----
                                                                                      ----           ------------
ASSETS
1.  Cash and balances due from depository institutions (from Schedule
    RC-A):                                                                            RCFD
                                                                                      ----
    a. Noninterest-bearing balances and currency and coin(1)...................       0081            5,585,982           1.a
    b. Interest-bearing balances(2)............................................       0071            4,623,842           1.b
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A)...............       1754                    0           2.a
    b. Available-for-sale securities (from Schedule RC-B, column D)............       1773           11,181,405           2.b
3.  Federal funds sold and securities purchased under agreements to
    resell                                                                            1350            9,853,544           3.
4.  Loans and lease financing receivables:                                            RCFD
    a. Loans and leases, net of unearned income (from Schedule                        ----
    RC-C)......................................................................       2122           31,155,998           4.a
    b. LESS: Allowance for loan and lease losses...............................       3123              411,963           4.b
    c. LESS: Allocated transfer risk reserve...................................       3128                3,884           4.c
    d. Loans and leases, net of unearned income, allowance, and                       RCFD
                                                                                      ----
    reserve (item 4.a minus 4.b and 4.c).......................................       2125           30,740,151           4.d
5.  Trading assets (from Schedule RD-D)........................................       3545            7,635,778           5.
6.  Premises and fixed assets (including capitalized leases) ..................       2145              739,925           6.
7.  Other real estate owned (from Schedule RC-M) ..............................       2150                4,827           7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M).............................................       2130              202,359           8.
9.  Customers' liability to this bank on acceptances outstanding ..............       2155              269,516           9.
10. Intangible assets (from Schedule RC-M) ....................................       2143              291,665          10.
11. Other assets (from Schedule RC-F) .........................................       2160            3,071,912          11.
12. Total assets (sum of items 1 through 11) ..................................       2170           74,200,906          12.


(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

Legal Title
  of Bank:   The First National  Call Date: 12/31/98  ST-BK:  17-1630 FFIEC 031
               Bank of Chicago                                       Page RC-2
Address:     One First National
               Plaza, Ste 0460
City, State
  Zip:       Chicago, IL  60670

FDIC Certificate No.:  0/3/6/1/8

Schedule RC-Continued

                                                                                                       Dollar Amounts in
                                                                                                           Thousands
LIABILITIES                                                                                            -----------------
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C                          RCON
                                                                                      ----
       from Schedule RC-E, part 1) ............................................       2200           22,524,140           13.a
       (1) Noninterest-bearing(1) .............................................       6631           10,141,937           13.a1
       (2) Interest-bearing ...................................................       6636           12,382,203           13.a2

    b. In foreign offices, Edge and Agreement subsidiaries, and                       RCFN
                                                                                      ----
       IBFs (from Schedule RC-E, part II) .....................................       2200           19,691,237           13.b
       (1) Noninterest bearing ................................................       6631              408,126           13.b1
       (2) Interest-bearing ...................................................       6636           19,283,111           13.b2
14. Federal funds purchased and securities sold under agreements
    to repurchase:                                                                    RCFD 2800       9,113,686           14
15. a. Demand notes issued to the U.S. Treasury                                       RCON 2840         120,599           15.a
    b. Trading Liabilities(from Sechedule RC-D) ...............................       RCFD 3548       6,797,927           15.b

16. Other borrowed money:                                                             RCFD
                                                                                      ----
    a. With original maturity of one year or less .............................       2332            5,385,355           16.a
    b. With original  maturity of more than one year ..........................       A547              327,126           16.b
    c.  With original maturity of more than three years .......................       A548              316,411           16.c

17. Not applicable
18. Bank's liability on acceptance executed and outstanding ...................       2920              269,516           18.
19. Subordinated notes and debentures .........................................       3200            2,400,000           19.
20. Other liabilities (from Schedule RC-G) ....................................       2930            2,137,443           20.
21. Total liabilities (sum of items 13 through 20) ............................       2948           69,083,440           21.
22. Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus .............................       3838                    0           23.
24. Common stock ..............................................................       3230              200,858           24.
25. Surplus (exclude all surplus related to preferred stock) ..................       3839            3,201,435           25.
26. a. Undivided profits and capital reserves .................................       3632            1,695,446           26.a
    b. Net unrealized holding gains (losses) on available-for-sale
       securities .............................................................       8434                6,349           26.b
27. Cumulative foreign currency translation adjustments .......................       3284               13,378           27.
28. Total equity capital (sum of items 23 through 27) .........................       3210            5,117,466           28.
29. Total liabilities, limited-life preferred stock, and equity
    capital (sum of items 21, 22, and 28) .....................................       3300           74,200,906           29.

Memorandum
To be reported only with the March Report of Condition.

1.   Indicate in the box at the right the number of the
     statement below that best describes the most
     comprehensive level of auditing work performed
     for the bank by independent external
     auditors as of any date during 1996 ......................................       RCFD 6724.......[N/A]               M.1.

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified chartering public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company
      (but not on the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4. = Directors' examination of the bank performed by other external auditors (may be required by state authority)
5  =  Review of the bank's financial statements by external
      auditors
6  =  Compilation of the bank's financial statements by external auditors
7  =  Other audit procedures (excluding tax preparation work)
8  =  No external audit work


(1) Includes total demand deposits and noninterest-bearing time and savings